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                                                                EXHIBIT 10(e)




                            SCIENTIFIC-ATLANTA, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                                    PREAMBLE

         This Scientific-Atlanta, Inc. Supplemental Executive Retirement Plan is designed to provide supplemental retirement benefits to certain key executive employees of Scientific-Atlanta, Inc. and its subsidiaries. This Plan is not intended to qualify under Section 401(a) of the Internal Revenue Code, but is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Plan constitutes an unfunded, unsecured contractual obligation of the Company to pay certain retirement benefits to participants out of the general assets of the Company.

                                   ARTICLE I
                                  DEFINITIONS

         For purposes of this Plan, each term defined below, when capitalized, shall have the meaning specified below:

         1.1 "Accrue" shall mean the rate at which the benefits under this Plan are credited to a Participant. Benefits which



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Accrue under this Plan do not Vest in the employee except as provided in
Section 3.3 hereof.
         1.2 "Accrued Benefit" shall mean that percentage of a Participant's Final Average Earnings which has Accrued pursuant to Section 3 hereof, as determined from time to time. Accrued Benefits are not earned by or payable to a Participant unless such Benefits have Vested as provided in
Section 3.3 hereof.
         1.3     "Change in Control" shall have the meaning set forth in
Section 8.3 hereof.
         1.4 "Committee" shall mean the Human Resources and Compensation Committee of the Board of Directors of Scientific-Atlanta, Inc.
         1.5 "Company" shall mean Scientific-Atlanta, Inc. and any of its majority-owned subsidiaries.
         1.6 "Compensation" shall mean a Participant's base salary and any bonus payments received by the Participant pursuant to the Scientific-Atlanta, Inc. Annual Incentive Plan.
         1.7 "Continuous Service" shall mean the period of time during which a Participant is continuously employed by the Company. A Participant shall be credited with a month of Continuous Service if he or she is employed by the Company on any day during a calendar month. In addition, if an employee is reemployed by the Company after a break in service, the employee's prior service shall be treated as Continuous



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Service if the break in service was less than twelve (12) months or if service prior to the break was of a longer duration than the break in service.
         1.8 "Early Retirement Date" shall mean either (a) the first day of the calendar month in which a Participant is at least fifty-five (55) years of age and has completed ten (10) years of Continuous Service, or (b) the first day of the calendar month in which the Participant is at least sixty (60) years of age, regardless of years of service.
         1.9 "Final Average Earnings" shall mean the average annual Compensation of a Participant for each of the three calendar years in which such Compensation was the highest during each of the ten calendar years preceding and including the calendar year in which the date of the Participant's retirement, death or termination of employment occurs.
         1.10 "Normal Retirement Date" shall mean the first day of the calendar month in which a Participant is at least sixty-five (65) years of age and has completed ten (10) years of Continuous Service.
         1.11 "Participant" shall mean any eligible employee selected to participate in the Plan pursuant to Section 2.2 hereof.
         1.12 "Plan" shall mean the Scientific-Atlanta, Inc. Supplemental Executive Retirement Plan, as it may be amended from time to time.
         1.13    "Reduced Service Period" shall mean, in the case of




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a participant who is first employed by the Company after the first day of the month in which the Participant attains forty-five (45) years of age, the period between the first day of the calendar month during which the Participant's employment commences and the first day of the calendar month during which the Participant would attain age 65. Provided, however, that if the Participant is 55 years of age or older at the date of his employment, the Reduced Service Period shall mean the ten-year period commencing on the first day of the calendar month during which the Participant's employment commences.
         1.14 "retire" or "retirement" shall include any voluntary termination of the Participant's employment by the Participant or any involuntary termination of the Participant's employment by the Company without "Cause".
For purposes of this Plan other than Article VIII, a termination for "Cause" is a termination evidenced by a resolution adopted in good faith by two-thirds of the Board of Directors of the Company that the Participant (i) has been convicted of a felony, or (ii) has engaged in conduct which constitutes (A) willful neglect in carrying out his duties to the Company or (B) willful misconduct, in either case which is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however that no termination of the Participant's employment shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to the Participant a copy of the written notice setting forth that




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the Participant was quilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (y) the Participant shall have been provided an opportunity to be heard by the Board (with the assistance of the Participant's counsel if the Participant so desires). No act, nor failure to act, on the Participant's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Plan to the contrary, no benefits shall be paid under this Plan to any Participant when such Participant's employment is terminated by the Company for cause.
         1.15 "Vest" shall mean that the benefits Accrued under this Plan for a Participant are payable to the Participant at the times and in the amounts provided for herein. Benefits under this Plan Vest only as provided in
Section 3.3 hereof.

                                   ARTICLE II
                                 PARTICIPATION

         2.1     Eligible Employees.
                 The class of eligible employees from which Participants may be selected is limited to officers, division presidents and other key executives of the Company.




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         2.2     Selection of Participants.
                 From time to time, the Committee shall select from among the class of eligible employees one or more individuals for admission to the Plan. The Committee's determinations shall be made in its sole discretion and shall be conclusive and binding on all persons. The Committee shall notify in writing each Participant of his or her selection as a Participant.

                                  ARTICLE III
                          BENEFIT ACCRUALS AND VESTING

         3.1     General.
                 Except as provided in Sections 3.2 and 4.2 hereof, benefits shall Accrue under this Plan at the rate of three and one-half percent (3-1/2%) of Final Average Earnings for each of the Participant's first ten (10) years of Continuous Service, and at the rate of one and one-half percent (1-1/2%) of Final Average Earnings for each of the next ten (10) years of Continuous Service. The maximum Accrued Benefit to which a Participant may be entitled under the Plan shall be equal to fifty percent (50%) of the Participant's Final Average Earnings.
         3.2     Reduced Service Period.
                 In the event a Participant is first employed by the Company after the first day of the month in which the




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Participant attains the age of forty-five (45) years, benefits shall Accrue under this Plan over the Participant's Reduced Service Period as follows:
         (a) For each full or partial year of Continuous Service during the first half of the Reduced Service Period, benefits shall Accrue under this Plan at an annual rate determined by dividing thirty-five percent (35%) of Final Average Earnings by one-half (1/2) of the number of years (including any partial year) contained in the Reduced Service Period; and
         (b) For each full or partial year of Continuous Service during the second half of the Reduced Service Period, benefits shall Accrue under this Plan at an annual rate determined by dividing fifteen percent (15%) of Final Average Earnings by one-half (1/2) of the number of years (including any partial year) contained in the Reduced Service Period.
         3.3     Vesting.
                 Except as provided in Articles VII and VIII hereof, a Participant shall Vest in his or her Accrued Benefit hereunder on the earlier of the completion of ten (10) years of Continuous Service or the attainment of age sixty (60) regardless of service.




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                                   ARTICLE IV
                              RETIREMENT BENEFITS

         4.1     Normal Retirement (Age 65 With 10 Years of Service).
                 A Participant who retires from the Company on or after his or her Normal Retirement Date shall be entitled to receive an annual retirement benefit (the "Normal Retirement Benefit") for life equal to the excess of:
         (a)     the Participant's Accrued Benefits determined under sections
3.1 or 3.2 hereof; over
         (b)     the sum of:
                          (i)     the annual retirement benefits payable to the
Participant as a life annuity pursuant to the Scientific-Atlanta, Inc. Defined Benefit Retirement Plan (as such plan might be amended, supplemented or superseded from time to time) which is the actuarial equivalent (as defined in
Section 5.3) of such Participant's Pension Equity Account as defined in such Plan;
                          (ii)    the annual retirement benefits payable to the
Participant pursuant to any employer funded defined benefit plan maintained by a prior employer of the Participant, assuming that such benefits are payable in the form of a single life annuity for the life of the Participant; and
                          (iii)   the Participant's annual primary insurance
amount under the Federal Social Security Act as in effect on the Participant's retirement date or, if applicable, his date




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of death.  In determining such amount under Section 4.2 below for a Participant who severs from service prior to his Normal Retirement Date, it shall be assumed that the Participant will continue to receive until his Normal Retirement Date, annual Compensation (which would be treated as wages for purposes of the Federal Social Security Act) at the same rate which is in effect immediately prior to his termination of employment.
         4.2     Early Retirement.
                 (a) A Participant who retires from the Company on or after his or her Early Retirement Date but prior to his or her Normal Retirement Date shall be entitled to receive his or her Normal Retirement Benefit commencing on the date of his or her retirement; provided, however, that such date of commencement may, in the sole discretion of the Plan Administrator, be deferred to the date that the Participant attains age sixty (60). If the Participant retires prior to age 60, and begins to receive benefits under this Plan prior to age 60, such Participant shall be entitled to receive only a Reduced Retirement Benefit (determined as hereinafter provided) commencing at his or her date of retirement. The amount of such Reduced Retirement Benefit shall be equal to that percentage of the Participant's Normal Retirement Benefit determined by subtracting from 100% the aggregate of 6.67% for each year (prorated over any partial year based on completed months of service) between the Participant's retirement date and the date on which the Participant reaches




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age sixty (60).  If a Participant retires prior to age sixty (60) but does not begin receiving benefits under this Plan until he or she is at least age sixty
(60), there shall be no reduction in the Participant's Normal Retirement Benefit as of his or her date of retirement.
                 (b) If a Participant retires prior to his Early Retirement Date, the Participant shall be entitled to receive any of his Normal Retirement Benefit which is then Vested. Such Normal Retirement Benefit shall be payable, in the sole discretion of the Plan Administrator, either (1) beginning at the time the Participant becomes age fifty five (55), with a Reduced Retirement Benefit determined as provided in subparagraph (a) above, (2) beginning at the time the Participant becomes age sixty (60), with no reduction in the Normal Retirement Benefit, or (3) as a single lump sum payment at the time of retirement.


                                   ARTICLE V
                                FORM OF PAYMENT

         5.1     Normal Form of Payment.
                 Unless an optional form of payment is elected by the Participant in accordance with Section 5.2 hereof, all retirement benefits payable pursuant to this Plan will be paid in the form of a single life annuity, payable monthly, for the




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life of the Participant.  Except as otherwise provided in this Plan, the first monthly payment shall be made on the first day of the calendar month following the Participant's retirement date.
         5.2     Other Forms of Payment.
                 With the prior consent of the Participant (except as otherwise indicated below), the Plan Administrator may elect to pay such Participant's retirement benefits in a form other than a single life annuity. The optional forms of payment which the Plan Administrator may select are:
         (a) A 100% joint and survivor annuity pursuant to which an annuity is payable for the life of the Participant with a survivor's annuity for the life of the Participant's spouse which is equal to 100% of the amount of the annuity payable during the joint lives of the Participant and his or her spouse;
         (b) A 50% joint and survivor annuity pursuant to which an annuity is payable for the life of the Participant with a survivor's annuity for the life of the Participant's spouse which is equal to 50% of the amount of the annuity payable during the joint lives of the Participant and his or her spouse; or
         (c) A ten-year certain installment payment pursuant to which a fixed monthly benefit is payable to the Participant for the lesser of ten (10) years or the life of the Participant, with the continuation of the same benefit to the




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Participant's designated beneficiary for any remaining portion of the ten-year certain period if the Participant dies prior to the end of such period.
         (d) A five-year certain installment payment pursuant to which a fixed monthly benefit is payable to the Participant for the lesser of five (5) years or the life of the Participant, with the continuation of the same benefit to the Participant's designated beneficiary for any remaining portion of the five-year certain period if the Participant dies prior to the end of such period; and
         (e) A single lump sum payment (which does not require the consent of the Participant).
         5.3     Actuarial Equivalent.
                 Any optional form of payment shall be the actuarial equivalent of the normal form of payment specified in Section 5.1 hereof. All determinations of actuarial equivalency will be based on the 1983 Unloaded Group Annuity Mortality Table weighted 50% male and an interest rate of 8.0%. The lump sum amount will equal the present value of future payments under this Plan assuming payment of benefits commenced immediately (or age 55 for a Vested termination).




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                                   ARTICLE VI
                                SPOUSAL BENEFIT

         In the event a Participant who is Vested shall die while actively employed, or after his or her Early Retirement Date but prior to the commencement of payment of retirement benefits, the Participant shall be deemed to have retired for purposes of this Plan on the later of (i) the day immediately preceding his or her death, or (ii) the first day of the first calendar month thereafter in which the Participant would have attained age 55, and the Participant's surviving spouse, if any, shall be entitled to a benefit equal to 50% percent of the retirement benefit the Participant would have received if he had actually retired on such deemed retirement date. Such benefit shall be payable in the form of a single life annuity for the life of the surviving spouse.

                                  ARTICLE VII
                                   DISABILITY

         In the event a Participant becomes disabled and is eligible for benefits under the Scientific-Atlanta, Inc. Long Term Disability Plan, such Participant shall continue to receive credit, for Vesting purposes only, towards the Participant's years of Continuous Service during the period of such disability.




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                                  ARTICLE VIII
                               CHANGE IN CONTROL

         8.1     Immediate Vesting.
                 In the event of a Change in Control of the Company, a Participant shall be immediately Vested in his Accrued Benefits hereunder as of the date of such Change in Control.
         8.2     Termination Following Change in Control.
                 If a Participant's employment with the Company is terminated during the two-year period following a Change in Control for any reason other than cause, the Participant shall receive a lump sum payment equal to the present value of the Participant's Accrued Benefits as of the date of such termination.
         8.3     Definition of Change in Control.
                 For purposes of this Plan, a Change in Control shall mean any of the following events:
         (a) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes of this Section 8.3, the Voting Securities acquired directly from the




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Company by any Person shall be excluded from the determination of such Person's
Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or
         (b) The individuals who are members of the Incumbent Board (as defined below) cease for any reason to constitute at least two-thirds of the Board. The "Incumbent Board" shall include the individuals who as of August
20, 1990, are members of the Board and any individual becoming a director subsequent to August 20, 1990, whose election, or nomination for election by the Company stockholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; provided, however, that any individual who is not a member of the Incumbent Board at the time he or she becomes a member of the Board shall become a member of the Incumbent Board upon the completion of two full years as a member of the Board; provided further, however, that notwithstanding the foregoing, no individual shall be considered a member of the Incumbent Board if such individual initially assumed office (i) as a result of either an actual or threatened "election contest" (within the meaning of Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") or (ii) with the approval of the




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other Board members, but by reason of any agreement intended to avoid or settle a Proxy Contest; or

        (c) Approval by stockholders of the Company of (i) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisitions.




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         Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding
Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, that if after a Change in Control would occur (but for the operation of this sentence) as a result of such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                                   ARTICLE IX
                              PLAN ADMINISTRATION

         9.1     Plan Committee.
                 This Plan and all matters related to it shall be administered by the Committee. The Committee shall have the authority to interpret the provisions of this Plan and to resolve all questions arising in the administration, interpretation and application of this Plan. Any such determination by the Committee shall be conclusive and binding




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on all persons.  The Committee may, in its sole discretion, delegate any or all of its responsibilities relative to administration of this Plan to a Plan Administrator or such officers of the Company as it designates. The Plan Administrator shall be the Vice President of Human Resources or such other person as shall be so designated by the Committee.
         9.2 Claim Procedures. Any Participant claiming a benefit, or requesting an interpretation, any information, or a ruling under this Plan shall present the request, in writing, to the Plan Administrator, which shall respond in writing within thirty (30) days from the date on which it receives the claim or request.

                                   ARTICLE X
                                 MISCELLANEOUS

         10.1    Termination or Amendment of the Plan.
                 The Committee may, at any time and from time to time, modify, amend, suspend or terminate the Plan in any respect; provided, however, that any modification, amendment, suspension or termination of the Plan shall not reduce or otherwise adversely affect any Participant's Vested rights under any terms, provisions or conditions of the Plan on the date of any modification, amendment, suspension or termination, without the consent of the Participant.




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         10.2    Non-Assignability.
                 No benefit payable pursuant to this Plan, nor any other right under this Plan, shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void and shall not be recognized or given effect by the Company.
         10.3    No Right to Employment.
                 Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company nor does participating in the Plan obligate the Participant to continue in the employ of the Company.
         10.4    Effective Date.
                 The Plan became effective on June 21, 1993, and Participants may be designated at any time on and after that date.
         10.5    Governing Law.
                 This Plan is made in accordance with and shall be governed in all respects by the laws of the State of Georgia, to the extent not preempted by Federal law.

                 Dated:   February 15, 1994.


                                        /s/ David J. McLaughlin
                                        --------------------------
                                        Chairman, Human Resources
                                        and Compensation Committee




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